Child, Van Wagoner & Bradshaw, PLLC

5296 S. Commerce Dr. #300

Salt Lake City, UT 84107-5370

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Form SB-2/A for Sun World Partners, Inc. of our report dated February 10, 2006 relating to the May 31, 2005 financial statements of Sun World Partners Inc., which appears in such Form, and the inclusion of our name under the heading Interest of Named Experts and Counsel.

/s/ Child, Van Wagoner & Bradshaw, PLLC

Certified Public Accountants

Salt Lake City, Utah

July 26, 2006